UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): February 22, 2001
                                                       -----------------

                     PROVIDENT FINANCIAL HOLDINGS, INC.
            ----------------------------------------------------
           (Exact name of registrant as specified in its charter)


       Delaware                        0-28304                  33-0704889
----------------------------        -------------           ------------------
(State or other jurisdiction        (File number)            (I.R.S. Employer
of incorporation)                                          Identification No.)


3756 Central Avenue, Riverside, California                        92506
------------------------------------------                     ----------
(Address of principal executive office)                        (Zip code)


      Registrant's telephone number, including are code: (909) 686-6060
                                                         --------------

                                 Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------

     At a meeting of the Provident Financial Holdings, Inc. Board of Directors (the "Board") held on February 22, 2001, the Board voted to increase the size of the Board from six to seven members and to fill the vacancy with the appointment of Joseph P. Barr to serve for a term to expire in 2001. Mr. Barr was also appointed to the Board of Directors of Provident Savings Bank, F.S.B.

     Mr. Barr, age 54, is a Certified Public Accountant in California and Ohio and has been in public accounting for the past 32 years. He is currently a principal with Swenson Accountancy Corp., a regional assurances and business services firm, with which he has been associated with since 1996. Prior to his position with Swenson Accountancy Corp., Mr. Barr was a partner with the international public accounting firm of Ernst & Young LLP, practicing in their headquarters' office in Cleveland from 1969 to 1982. In 1982, Mr. Barr transferred to Ernst & Young's Inland Empire office in Riverside, California, subsequently retiring from Ernst & Young in 1996.

     Mr. Barr graduated from Kent State University in March 1969 with a bachelor's degree in business administration. He is a member of the American Institute of Certified Public Accountants. Mr. Barr is also a member of the Board of Directors for the Inland Empire Economic Partnership and actively participates in several other community affairs and organizations.

     For further information, reference is made to the Registrant's amendment to its Bylaws and press release dated March 1, 2001, which is attached hereto as Exhibit 3.1 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     Exhibits
     --------

     3.1       Bylaws, as amended February 22, 2001

     99        Press Release dated March 1, 2001

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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 2, 2001                   PROVIDENT FINANCIAL HOLDINGS, INC.


                                      /s/Craig G. Blunden
                                      ----------------------------------
                                      Craig G. Blunden
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)

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                                Exhibit 3.1

                            Bylaws, As Amended

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       RESOLVED, that Article III, Section 2 of the Bylaws of the Corporation be changed as follows:

            SECTION 2. Number, Term and Election. The board of directors shall consist of seven (7) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected or qualified.
            One class shall be elected by ballot annually. The board of directors shall be classified in accordance with the provisions of the Corporation's Certificate of Incorporation.

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                                Exhibit 99

                     Press Release Dated March 1, 2001

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Thursday, March 1, 2001

Press Release

Provident Bank Appoints New Board Member

RIVERSIDE, Calif. (BUSINESS WIRE) March 1, 2001 Provident Bank, a subsidiary of Provident Financial Holdings Inc (Nasdaq: PROV - news), is pleased to announce the appointment of Joseph P. Barr as a member of the board of directors.

Barr, who is a Certified Public Accountant in California and Ohio, brings a wealth of knowledge to the Provident Board and will be instrumental in supporting the business objectives of the bank given his years of consulting experience with entrepreneurs and small businesses.

Barr is currently a principal with Swenson Accountancy Corp., a regional assurances and business services firm, and has been in public accounting for the past 32 years.

Prior to his position with Swenson he was a partner with the international public accounting firm of Ernst & Young LLP practicing in their headquarters' office in Cleveland for 13 years.

He transferred to the Inland Empire office in Riverside in 1982 subsequently retiring from Ernst & Young LLP in 1996.

Barr graduated from Kent State University in March 1969 with a bachelor's degree in business administration. He is a member of the American Institute of Certified Public Accountants. Barr is also a member of the board of directors for the Inland Empire Economic Partnership and actively participates in several other community affairs and organizations.

"We are pleased to welcome Mr. Barr as our newest director and expect that his financial background will greatly assist our board in evaluating strategic initiatives designed to increase our shareholder value," stated Craig Blunden, CEO of Provident Bank.

Provident Bank is a community-oriented, federally chartered, full-service retail bank with assets of more than $1.1 billion. With headquarters in Riverside, Provident Bank currently has 16 offices in Southern California including six Provident Bank Mortgage loan production offices and 10 Provident Bank retail/business banking offices.

Provide Bank will open its 11th and 12th retail/business banking "prototype" offices in Corona and Temecula in the summer of 2001. Additionally, Provident can be found, as of March 1, on the Internet at www.myprovident.com

Contact:

        Provident Bank, Riverside
        Craig Blunden, 909/686-6060

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